Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of CDT Equity Inc. for the period ended March 31, 2026, I, James Bligh, Chief Financial Officer of CDT Equity Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of CDT Equity Inc. for the period ended March 31, 2026, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of CDT Equity Inc. for the period ended March 31, 2026, fairly presents, in all material respects, the financial condition and results of operations of CDT Equity Inc.

July 15, 2026	/s/ James Bligh
James Bligh
Chief Financial Officer (Principal Financial Officer)

A signed original of the certification required by Section 906 has been provided to CDT Equity Inc. and will be retained by CDT Equity Inc. and furnished to the Securities and Exchange Commission or its staff upon request.